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                               THE STANLEY WORKS
                         5.75% Notes Due March 1, 2004


                       CERTIFICATE OF DESIGNATED OFFICERS
                       ESTABLISHING TERMS OF A SERIES OF
                      SECURITIES UNDER OPEN-END INDENTURE
                      -----------------------------------


                  WHEREAS, The Stanley Works (the "Company") has entered into an Indenture, dated as of April 1, 1986 (the "Original Indenture"), with State Street Bank and Trust Company, as successor trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of June 15, 1992 (the "Supplemental Indenture," and, together with the Original Indenture, the "Indenture"), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company ("Securities") to be issued in one or more series under the Indenture; and

                  WHEREAS, the Company desires to create a series of Securities under the Indenture and desires to make provision for the terms of such series; and

                  WHEREAS, by resolutions adopted by the Board of Directors of the Company on January 28, 1999, the undersigned were authorized to determine the designation and terms of series of Securities; and

                  WHEREAS, capitalized terms used herein and not otherwise defined are used with the same meanings ascribed to such terms in the Indenture;

                  We, Theresa F. Yerkes, Vice President, Controller and Acting Chief Financial Officer of the Company and Stephen S. Weddle, Vice President, Secretary and General Counsel of the Company, HEREBY CERTIFY THAT there is hereby approved and established a series of Securities under the Indenture whose terms shall be as follows:


                   1.The Securities of such series shall be known and designated as the 5.75% Notes Due March 1, 2004 of the Company.

                   2. The aggregate principal amount of Securities of such series that may be authenticated and delivered under the Indenture is limited to $120,000,000, except for Securities of such series authenticated and delivered



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     upon registration of transfer of, or in exchange for, or in lieu of, other
     Securities of such series pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture.

                   3. The Stated Maturity of the principal of the Securities of such series shall be March 1, 2004.

                   4. The Securities of such series shall bear interest at the rate of 5.75% per annum, from March 1, 1999 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on March 1, and September 1, commencing September 1, 1999, until the principal thereof is paid or made available for payment. Each such March 1 and September 1 shall be an "Interest Payment Date" for such series. The February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the "Regular Record Date" for the interest payable on such Interest Payment Date.

                   5. The principal of and interest on the Securities of such series shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Company for such purpose, provided, however, that at the option of the Company payment of interest may be made by wire transfer (in the case of the Depository (as hereinafter defined)) or by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.

                   6. The Securities of such series may not be redeemed prior to the Stated Maturity thereof.

                   7. The Securities will initially be issued in book-entry form, represented by a certificate (the "Global Security") deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of the Depository's nominee, Cede & Co. Ownership of beneficial interests in the Global Security will be shown on, and transfers thereof will be effected only through, records maintained by the Depository (with respect to participants' interests) and its participants and indirect participants (with respect to beneficial owners' interests). The Securities will be issued in fully registered, certificated form only under certain limited circumstances.


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                   8. The Securities will be issued and sold to the Underwriters named in the Terms Agreement dated February 24, 1999, among the Company, Goldman, Sachs & Co. and Salomon Smith Barney Inc., at a purchase price of 99.961% of the principal amount of the Notes less the underwriting commission of 0.600% thereof.










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                  IN WITNESS WHEREOF, we have hereunto signed our names this
24th day of February, 1999.


                                             Theresa F. Yerkes
                                          -----------------------------------
                                          Theresa F. Yerkes
                                          Vice President, Controller and Acting
                                               Chief Financial Officer


                                             Stephen S. Weddle
                                          -----------------------------------
                                          Stephen S. Weddle
                                          Vice President, General Counsel and
                                          Secretary











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